EXHIBIT 4

WORLD TREE USA, LLC

SUBSCRIPTION AGREEMENT

This subscription agreement (this “Subscription Agreement” or the “Agreement”) is entered into by and between World Tree USA, LLC, a Nevada Limited Liability Company (hereinafter the “Company”) and the undersigned (hereinafter the “Investor”) as of the date set forth on the signature page hereto. Any term used but not defined herein shall have the meaning set forth in the Offering Circular (as defined below).

RECITALS

WHEREAS, the Company is making an offering (the “Offering”) of its Series A 2020 Eco-Tree Units (formerly the Series A 2019 Eco-Tree Units), (the “Units” pursuant to an exemption from registration provided under Tier 2 of Regulation A of the Securities Act of 1933, as amended) (the “Securities Act”); and

WHEREAS, the offering is for up to a maximum of 7,000,000 Units, with gross proceeds of $10,500,000 (the “Maximum Offering”) through Vanderbilt Securities, LLC (the “Placement Agent”); and

WHEREAS, the purchase price per Unit shall be the price as set forth on the signature page hereto (the “Per Unit Purchase Price”); and

WHEREAS, the Investor desires to acquire that number of Units as set forth on the signature page hereto at the aggregate purchase price set forth herein; and

WHEREAS, the Offering will terminate on the first to occur of: (i) the date on which the Maximum Offering is completed; or (ii) August 31, 2020, subject to the Company’s and/or the Placement Agent’s right, in their sole discretion, to terminate at an earlier date (the “Termination Date”) or extend the Offering (the “Extended Termination Date”); and

WHEREAS, a purchase of the Units in the Offering is subject to strict suitability standards. By signing this Subscription Agreement, each Investor is certifying that each investor is either an “accredited investor” as defined in ¶ 3(g) or the aggregate amount of your investment does not exceed 10% of the greater of the investor’s gross income or net worth (in the case of an individual or jointly with spouse) or in the case of an entity, its revenue or gross income or the amount of its net assets based upon their most recently completed year or fiscal year-end.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

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1. Subscription.

(a) The Investor hereby irrevocably subscribes for and agrees to purchase the number of Units set forth on the signature page hereto at the Per Unit Purchase Price, upon the terms and conditions set forth herein. The aggregate purchase price for the Units with respect to each Investor (the “Purchase Price”) is payable in the manner provided in Section 9 below. The minimum number of Units that the Investor may purchase is two thousand (2,000) Units.

(b) Investor understands that the Units are being offered pursuant to the Form 1-A Regulation A Offering Circular and its exhibits, qualified by the Securities and Exchange Commission (the “SEC”) on _____________, 2020 (collectively, the “Offering Circular”). The Investor is also urged to review the Company’s Form 1-K Annual Report for its fiscal year ended December 31, 2019, which has been filed by the Company with the SEC pursuant to Rule 257(b)(1) of Regulation A and any Form 1-U Current Reports pursuant to Regulation A filed by the Company with the SEC (all such reports, together with the Offering Circular are hereinafter collectively referred to as the “SEC Reports”). By subscribing to the Offering, the Investor acknowledges that Investor has received and reviewed a copy of the SEC Reports and any other information required by Investor to make an investment decision with respect to the Units. The Company will accept tenders of funds to purchase the Units. The Company will close on investments on a monthly “rolling basis,” pursuant to the terms of the Offering Circular (each closing occurring on a “Closing Date”). As a result, not all Investors will receive their Units on the same date.

(c) This subscription may be accepted or rejected in whole or in part, for any reason or for no reason, at any time prior to the Termination Date, by the Company at its sole and absolute discretion. In addition, the Company, at its sole and absolute discretion, may allocate to Investor only a portion of the number of the Units that Investor has subscribed for hereunder. The Company will notify Investor whether this subscription is accepted (whether in whole or in part) or rejected. If Investor’s subscription is rejected, Investor’s payment (or portion thereof if partially rejected) will be returned to Investor without interest and all of Investor’s obligations hereunder shall terminate. In the event of rejection of this subscription in its entirety, or in the event the sale of the Units (or any portion thereof) to an Investor is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in full force and effect.

(d) The terms of this Subscription Agreement shall be binding upon Investor and its permitted transferees, heirs, successors and assigns (collectively, the “Transferees”); provided, however, that for any such transfer to be deemed effective, the Transferee shall have executed and delivered to the Company in advance an instrument in form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferee shall acknowledge and agree to be bound by the representations and warranties of Investor and the terms of this Subscription Agreement. No transfer of this Agreement may be made without the consent of the Company, which may be withheld in its sole and absolute discretion.

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2. Representations and Warranties of the Company. The Company represents and warrants to Investor that the following is true and complete in all material respects as of the date of each Closing: (a) the Company is a limited liability company validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, the Units and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business; (b) The issuance, sale and delivery of the Units in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Units, when issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable; (c) the acceptance by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon the Company’s acceptance of this Subscription Agreement, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by the Company’s Articles of Organization, Operating Agreement and the Nevada General Corporate Law in general.

3. Representations and Warranties of Investor. By signing this Subscription Agreement, Investor (and, if Investor is purchasing the Units subscribed for hereby in a fiduciary capacity, the person or persons for whom Investor is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects, as of the date of each Closing:

(a) Requisite Power and Authority. Investor has all necessary power and authority under all applicable provisions of law to subscribe to the Offering, to execute and deliver this Subscription Agreement and to carry out the provisions thereof. All actions on Investor’s part required for the lawful subscription to the offering have been or will be effectively taken prior to the Closing Date. Upon subscribing to the Offering, this Subscription Agreement will be a valid and binding obligation of Investor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) Company Offering Circular and SEC Reports. Investor acknowledges the public availability of the Company’s Offering Circular, which can be viewed on the SEC Edgar Database, under the CIK number 0001687316, and which discloses the terms and conditions of the Offering of Units and certain risks associated therewith. The Investor has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Investor has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Investor acknowledges that except as set forth herein, no representations or warranties have been made to Investor, or to Investor’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

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(c) High Degree of Risk. Investor understands and acknowledges that this investment involves a high degree of risk. This investment is suitable only for persons who can bear the economic risk for an indefinite period of time and who can afford to lose their entire investment. Furthermore, investors must understand that such investment is illiquid and is expected to continue to be illiquid for an indefinite period of time. No public market exists for the Units. Moreover, there could be no assurance that the plantings of ES trees that comprised the Units, as detailed in the Offering Circular, will survive until maturity and even if harvested there may not exist a market to permit the resale of the harvested lumber.

(d) Investment Experience; Investor Determination of Suitability. Investor has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of Investor’s investment in the Units, and to make an informed decision relating thereto. Alternatively, the Investor has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of Investor’s investment in the Units, and to make an informed decision relating thereto. Investor has evaluated the risks of an investment in the Units, including those described in the section of the Offering Circular entitled “Risk Factors,” and has determined that the investment is suitable for Investor. Investor has adequate financial resources for an investment of this character. Investor could bear a complete loss of Investor’s investment in the Company.

(e) No Registration. THE UNITS OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING CIRCULAR HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING CIRCULAR DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO INVESTOR IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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(f) Illiquidity and Continued Economic Risk. Investor acknowledges and agrees that there is no ready public market for the Units and that there is no guarantee that a market for their resale will ever exist. The Company has no obligation to list any of the Units on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Units. Investor must bear the economic risk of this investment indefinitely and Investor acknowledges that Investor is able to bear the economic risk of losing Investor’s entire investment in the Units.

(g) Accredited Investor Status or Investment Limits. Investor represents that:

i.	that Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. An individual, together with his or her spouse, if applicable, hereby affirms that his, her, or their net worth is in excess of $1,000,000 (excluding the value of his, her, or their primary residence), or the individual’s previous tax return shows gross income in excess of $200,000 (or $300,000 including spouse), and is expected to reach the same level in 2020; or

ii.	that Investor owns or controls an entity such as a corporation, partnership, limited liability company, or trust, in which all of the equity investors qualify as “accredited investors,” or in the case of a trust, holds total assets in excess of $5,000,000; or

iii.	in the event that the Investor is not an “accredited investor,” that the Purchase Price, together with any other amounts previously used to purchase Units in this offering, does not exceed ten percent (10%) of the greater of Investor’s annual income or net worth (or in the case where Investor is a non-natural person, their revenue or net assets for such Investor’s most recently completed fiscal year end).

Investor represents that to the extent Investor has had any questions with respect to his, her or its status as an “accredited investor,” or the application of the investment limits, Investor has sought and relied upon independent professional advice with respect to such questions.

(h) Unit-holder Information. Within five (5) days after receipt of a request from the Company, Investor hereby agrees to provide such information with respect to its status as a Unit-holder (or potential Unit-holder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited investor status of the Company’s Unit-holders. Investor further agrees that in the event it transfers any Units, it will require the transferee of such Units to agree to provide such information to the Company as a condition of such transfer.

(i) Domicile. Investor maintains Investor’s domicile (and is not a transient or temporary resident) at the address provided with Investor’s subscription.

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(j) Foreign Investors. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Units. Investor’s subscription and payment for and continued beneficial ownership of the Units will not violate any applicable securities or other laws of Investor’s jurisdiction.

(k) Fiduciary Capacity. If Investor is purchasing the Units in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Investor has been duly authorized and empowered to execute this Agreement and all other subscription documents. Upon request of the Company, Investor will provide true, complete and current copies of all relevant documents creating the Investor, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

(l) Tax Status. Each Investor will receive a K‑1 at the conclusion of each tax year for use by the Investor to prepare his, her, or its tax return. Neither the Company nor the Placement Agent, or their agents and representatives, makes any representations or warranties regarding the tax treatment of this investment because each individual Investor’s tax situation is unique.

(m) Operating Agreement. By signing the subscription agreement, the investor is agreeing to the terms and conditions of the Operating Agreement, as amended, bearing the effective date of April 24, 2019.

4. Indemnity. The representations, warranties and covenants made by Investor herein shall survive the Termination Date of this Subscription Agreement. Investor agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by Investor to comply with any covenant or agreement made by Investor herein or in any other document furnished by Investor to any of the foregoing in connection with this transaction.

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5. Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this Subscription Agreement, shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Subscription Agreement and any documents included within the Offering Circular (whether brought against a party hereto or its respective affiliates, directors, officers, unit-holders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Reno, Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in and for Reno, Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the documents included within the Offering Circular), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an action or proceeding to enforce any provisions of the documents included within the Offering Circular, then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

6. Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed on the date of such delivery to the address of the respective parties as follows, if to the Company, World Tree USA, LLC, 1910 South Stapley Dr., Suite 221, Mesa, AZ 85204, attention Wendy Burton. If to Investor, at Investor’s address supplied in connection with this subscription, or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by email shall be confirmed by letter given in accordance with (a) or (b) above.

7. Miscellaneous.

(a) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b) Other than as set forth herein, this Subscription Agreement is not transferable or assignable by Investor.

(c) The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Investor and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

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(d) None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Investor.

(e) In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

(f) The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(g) This Subscription Agreement supersedes all prior discussions and agreements between the parties, if any, with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(h) The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(i) The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(j) In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Subscription Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

(k) All notices and communications to be given or otherwise made to Investor shall be deemed to be sufficient if sent by e-mail to such address provided by Investor on the signature page of this Subscription Agreement.

(l) This Subscription Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(m) No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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8. Consent to Electronic Delivery of Notices, Disclosures and Forms. Investor understands that, to the fullest extent permitted by law, any notices, disclosures, forms, privacy statements, reports or other communications (collectively, “Communications”) regarding the Company, the Investor’s investment in the Company and the Units (including annual and other updates and tax documents) may be delivered by electronic means, such as by e-mail. Investor hereby consents to electronic delivery as described in the preceding sentence. In so consenting, Investor acknowledges that e-mail messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems or may be intercepted, deleted or interfered with, with or without the knowledge of the sender or the intended recipient. The Investor also acknowledges that an e-mail from the Company may be accessed by recipients other than the Investor and may be interfered with, may contain computer viruses or other defects and may not be successfully replicated on other systems. Neither the Company, nor any of its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the “Company Parties”), gives any warranties in relation to these matters. Investor further understands and agrees to each of the following: (a) other than with respect to tax documents in the case of an election to receive paper versions, none of the Company Parties will be under any obligation to provide Investor with paper versions of any Communications; (b) electronic Communications may be provided to Investor via e-mail or a website of a Company Party upon written notice of such website’s internet address to such Investor. In order to view and retain the Communications, the Investor’s computer hardware and software must, at a minimum, be capable of accessing the Internet, with connectivity to an internet service provider or any other capable communications medium, and with software capable of viewing and printing a portable document format (“PDF”) file created by Adobe Acrobat. Further, the Investor must have a personal e-mail address capable of sending and receiving e-mail messages to and from the Company Parties. To print the documents, the Investor will need access to a printer compatible with his or her hardware and the required software; (c) if these software or hardware requirements change in the future, a Company Party will notify the Investor through written notification. To facilitate these services, the Investor must provide the Company with his or her current e-mail address and update that information as necessary. Unless otherwise required by law, the Investor will be deemed to have received any electronic Communications that are sent to the most current e-mail address that the Investor has provided to the Company in writing; (d) none of the Company Parties will assume liability for non-receipt of notification of the availability of electronic Communications in the event the Investor’s e-mail address on file is invalid; the Investor’s e-mail or Internet service provider filters the notification as “spam” or “junk mail”; there is a malfunction in the Investor’s computer, browser, internet service or software; or for other reasons beyond the control of the Company Parties; and (e) solely with respect to the provision of tax documents by a Company Party, the Investor agrees to each of the following: (i) if the Investor does not consent to receive tax documents electronically, a paper copy will be provided, and (ii) the Investor’s consent to receive tax documents electronically continues for every tax year of the Company until the Investor withdraws its consent by notifying the Company in writing.

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9. Payment and Purchase Procedure.

(a) The executed Subscription Agreement shall be delivered to the Placement Agent for transmittal to the Company for its acceptance. The Purchase Price shall be paid to the respective Escrow Agent set forth below depending upon whether the purchase is being made through the Placement Agent or online through WeFunder.

(b) Payment for Units purchased through Vanderbilt Securities or its Selected Dealers. Payment for the Units shall be received by Signature Bank (the “Escrow Agent”) from the Investor by either (i) check made payable to the order of “Signature Bank as Escrow Agent for World Tree USA, LLC” or (ii) wire transfer to Signature Bank, 923 Broadway, Woodmere, New York 11598, ABA No. 026013576 for credit to “Signature Bank as Escrow Agent for World Tree USA, LLC” Account No. 1504036096, in each case, with the name, address and social security number or taxpayer identification number of the individual or entity making payment. Upon each monthly Closing Date, the Escrow Agent shall release such funds to the Company and the commission and marketing allowance to the Placement Agent or Selected Dealer. The undersigned shall receive notice and evidence of the digital entry of the number of the Units owned by undersigned reflected on the books and records of the Company, which books and records shall bear a notation that the Units were sold in reliance upon Regulation A under the Act.

(c) Payment for Units through WeFunder. Payment for the Units shall be received by Boston Private Bank and Trust (the “Escrow Agent”) from the Investor by transfer of immediately available funds or other means approved by WeFunder at least two days prior to the applicable Closing Date in the amount as set forth on the signature page hereto and otherwise in accordance with WeFunder’s payment processing instructions. Upon such Closing Date, the Escrow Agent shall release such funds to the Company. The undersigned shall receive notice and evidence of the digital entry of the number of the Units owned by undersigned reflected on the books and records of the Company, which books and records shall bear a notation that the Units were sold in reliance upon Regulation A under the Act.

INVESTOR CERTIFIES THAT HE/SHE HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE INVESTOR HEREIN IS TRUE AND COMPLETE.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED. THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

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IN WITNESS WHEREOF, this Subscription Agreement is executed as of _________, 2020.

Number of Units Subscribed for:	____________
x per-Unit Purchase Price	$___________
(Total Purchase Price) =	$____________

Name of Investor:	______________________________
Address:	_______________________________
Telephone Number:	_______________________________
Email:	_______________________________
Investor’s SSN or Tax ID #:	_______________________________
Signature of Investor:	_______________________________
Signature of Joint Investor:	_______________________________
ACCEPTED BY: WORLD TREE USA, LLC	_______________________________
Signature of Authorized Signatory	______________________________
Name of Authorized Signatory:	_______________________________
Date of Acceptance:	_____________________________

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